Exhibit 99.1

Dell Updates Status of SEC Investigation

ROUND ROCK, Texas--(BUSINESS WIRE)--July 16, 2010--Dell today announced that the company and Michael Dell, chairman and CEO, have proposed settlements to the staff of the U.S. Securities and Exchange Commission (“SEC”) which the staff has agreed to recommend to the SEC, concerning the previously reported SEC investigation, on terms consistent with the settlement framework described in the company’s quarterly report on Form 10-Q for its fiscal quarter ended April 30, 2010. Any such settlements would be subject to approval by the SEC and a U.S. District Court.

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Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com.

Forward-looking Statements

Statements in this release that relate to future results and events (including statements about potential settlements of the SEC investigation) are forward-looking statements and are based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including that Dell can give no assurance as to the ultimate outcome of the SEC investigation, whether and when any settlements with the SEC might occur, the terms or conditions of any settlements, or the potential impact of any resolution of this matter on Dell’s business, as well as the other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010. Dell assumes no obligation to update its forward-looking statements.

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